EX-33.2
(logo) EMC
Mortgage Corporation


Annual Certification Regarding Compliance with Applicable Servicing Criteria

1. EMC Mortgage Corporation ("EMC") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period beginning January 1, 2007 and ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which EMC acted as a servicer involving first and second lien, prime and sub-prime residential mortgage loans that were closed on or after January 1, 2006 and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. Except as set forth in paragraph 3 below, EMC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to EMC based on the activities it performs directly, with respect to the Platform as

     * the existing transaction agreements related to the primary servicing of asset-backed securities do not contain requirements to maintain a back-up servicer 1122(d)(1)(iii)
     * the Securities Administrator or the Trustee file reports with the Commission 1122(d)(3)(i)(C)
     * the servicing criteria detailed in 1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xiii) is performed by vendors for which EMC is not the responsible party
     * the existing transaction agreements related to the primary servicing of asset-backed securities do not contain provisions for the existence or maintenance of external enhancement or other support, 1122(d)(4)(xv),

4. EMC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

5. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on EMC's assessment of compliance with the applicable servicing criteria for the Reporting Period.


March 14, 2008

EMC Mortgage Corporation


By: /s/ David B. Little
David B. Little
Executive Vice President
Default Administration


/s/ William Glasgow Jr.
William Glasgow Jr.
Executive Vice President
Enterprise Operations Services


/s/ Jenna Kemp
Jenna Kemp
Executive Vice President
Investor Administration



(logo) MBA
Member
Mortgage Bankers
Association of America

2780 Lake Vista Drive, Lewisville, Texas 75067-3884
Mailing Address: P.O. Box 292190, Lewisville, Texas 75029-2190


(page)


Appendix A



                                                                                                      INAPPLICABLE
                                                                       APPLICABLE                     SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA             CRITERIA

                                                                                Performed by     Performed by Sub-   NOT performed
                                                                   Performed    Vendor(s) for    Servicer(s) or      by EMC or by
                                                                   Directly     which EMC is     Vendor(s) for which subservicer(s)
                                                                   By           the Responsible  EMC is NOT the      or vendor(s)
                                                                   EMC          Party            Responsible Party   retained by
Reference                            Criteria                                                                        EMC

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted to          X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.

1122(d)(1)(ii)  If any material servicing activities are           X
                outsourced to third parties, policies and
                procedures are instituted to monitor the
                third party's performance and compliance with
                such servicing activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                  X^1
                agreements to maintain a back-up servicer for
                the mortgage loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and omissions           X
                policy is in effect on the party
                participating in the servicing function
                throughout the reporting period in the amount
                of coverage required by and otherwise in
                accordance with the terms of the transaction
                agreements.


                                                                                                      INAPPLICABLE
                                                                       APPLICABLE                     SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA             CRITERIA

                                                                                Performed by     Performed by Sub-   NOT performed
                                                                   Performed    Vendor(s) for    Servicer(s) or      by EMC or by
                                                                   Directly     which EMC is     Vendor(s) for which subservicer(s)
                                                                   By           the Responsible  EMC is NOT the      or vendor(s)
                                                                   EMC          Party            Responsible Party   retained by
Reference       Criteria                                                                                             EMC

                Cash Collection and Administration

1122(d)(2)(i)   Payments on mortgage loans are deposited           X
                into the appropriate custodial bank accounts
                and related bank clearing accounts no more
                than two business days following receipt, or
                such other number of days specified in the
                transaction agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on            X
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees regarding          X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.

1122(d)(2)(iv)  The related accounts for the transaction,          X
                such as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
                agreements.

1122(d)(2)(v)   Each custodial account is maintained at a          X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally
                insured depository institution" with respect
                to a foreign financial institution means a
                foreign financial that meets the requirements
                of Rule 13k-1(b)(1) of the Securities
                Exchange Act.

1122(d)(2)(vi)  Un-issued checks are safeguarded so as to          X                             X^2
                prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly          X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar
                days after the bank statement cutoff date, or
                such other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; items are
                resolved within 90 calendar days of their
                original identification, or such other number
                of days specified in the transaction
                agreements.


                                                                                                      INAPPLICABLE
                                                                       APPLICABLE                     SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA             CRITERIA

                                                                                Performed by     Performed by Sub-   NOT performed
                                                                   Performed    Vendor(s) for    Servicer(s) or      by EMC or by
                                                                   Directly     which EMC is     Vendor(s) for which subservicer(s)
                                                                   By           the Responsible  EMC is NOT the      or vendor(s)
                                                                   EMC          Party            Responsible Party   retained by
Reference       Criteria                                                                                             EMC

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those to be        X                                                 X^3
                filed with the Commission, are maintained in
                accordance with the transaction agreements
                and applicable Commission requirements.
                Specifically, such reports (A) are prepared
                in accordance with timeframes and other terms
                set forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (^3C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans
                serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated and         X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.

1122(d)(3)(iii) Disbursements made to an investor are posted       X
                within two business days to the Servicer's
                investor records, or such other number of
                days specified in the transaction agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the              X
                investor reports agree with cancelled checks,
                or other form of payment, or custodial bank
                statements.


                                                                                                      INAPPLICABLE
                                                                       APPLICABLE                     SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA             CRITERIA

                                                                                Performed by     Performed by Sub-   NOT performed
                                                                   Performed    Vendor(s) for    Servicer(s) or      by EMC or by
                                                                   Directly     which EMC is     Vendor(s) for which subservicer(s)
                                                                   By           the Responsible  EMC is NOT the      or vendor(s)
                                                                   EMC          Party            Responsible Party   retained by
Reference       Criteria                                                                                             EMC

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on mortgage loans is        X
                maintained as required by the transaction
                agreements or related mortgage loan
                documents.

1122(d)(4)(ii)  Mortgage loan and related documents are            X
                safeguarded as required by the transaction
                agreements

1122(d)(4)(iii) Any additions, removals or substitutions to the    X
                asset pool are made, reviewed and approved in
                accordance with any conditions or requirements
                in the transaction agreements.

1122(d)(4)(iv)  Payments on mortgage loans, including any          X
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.

1122(d)(4)(v)   The Servicer's records regarding the               X
                mortgage loans agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or status        X
                of an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made,
                reviewed and approved by authorized personnel
                in accordance with the transaction agreements
                and related pool asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,         X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with
                the timeframes or other requirements
                established by the transaction agreements.

1122(d)(4)(viii)Records documenting collection efforts are         X
                maintained during the period a mortgage
                loan is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the
                transaction agreements, and describe the
                entity's activities in monitoring delinquent
                mortgage loans including, for example, phone
                calls, letters and payment rescheduling plans
                in cases where delinquency is deemed
                temporary (e.g., illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates of          X
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for an           X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor (such                                      X^4
                as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the
                Servicer at least 30 calendar days prior to
                these dates, or such other number of days
                specified in the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in connection with                                    X^4
                any payment to be made on behalf of an
                obligor are paid from the Servicer's funds
                and not charged to the obligor, unless the
                late payment was due to the obligor's error
                or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an obligor                                       X^4
                are posted within two business days to the
                obligor's records maintained by the Servicer,
                or such other number of days specified in the
                transaction agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible       X
                accounts are recognized and recorded in
                accordance with the transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other support,         X                                                 X
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
                set forth in the transaction agreements.



1 Although EMC, as primary servicer, is responsible for maintaining any requirements in the transaction documents to maintain a back-up servicer, none of the transaction documents subject to Regulation AB contain provisions for a back-up servicer.

2 EMC and its vendors are each responsible for maintaining their own check stock and do so independently.

3 Regarding item (C) of this criterion, EMC, as primary servicer, does not directly file reports with the Commission. The responsibility lies with the Securities Administrator or the Trustee depending on the specific transaction agreements

4 Payments made on behalf of the obligor (tax and insurance disbursements) are made by EMC's tax and insurance vendors and posted directly to the obligor's records maintained by EMC.

